Exhibit 2.6



                       PURCHASE PRICE ADJUSTMENT AGREEMENT


                  THIS AGREEMENT made the 23rd day of September, 2004,

BETWEEN:

                       CELESTICA INTERNATIONAL INC.,
                       a corporation existing under the laws of the Province of Ontario,

                       (hereinafter referred to as "Celestica
                       International"),

                                     - and -

                       CELESTICA CORPORATION,
                       a corporation existing under the laws of the State of Delaware,

                       (hereinafter referred to as "Celestica US"),

                                     - and -

                       CELESTICA (THAILAND) LIMITED,
                       a corporation existing under the laws of the Republic of Thailand,

                       (hereinafter referred to as "Celestica Thai"),

                                     - and -

                       CELESTICA ELECTRONICS (SHANGHAI)
                       CO. LTD.,
                       a limited liability company existing under the laws of the People's Republic of China,

                       (hereinafter referred to as "Celestica Shanghai"),

                                     - and -

                       CELESTICA SUZHOU TECHNOLOGY LTD.,
                       a limited liability company existing under the laws of the People's Republic of China,

                       (hereinafter referred to as "Celestica Suzhou"),

                                     - and -

                       CELESTICA INC.,
                       a corporation existing under the laws of the Province of Ontario,

                       (hereinafter referred to as "Celestica Parent"),

                                 - and -

                       C&D POWER SYSTEMS (CANADA) ULC,
                       an unlimited liability company existing under the laws of the Province of Nova Scotia,

                       (hereinafter referred to as "C&D Canada"),

                                 - and -

                       C&D TECHNOLOGIES, INC.,
                       a corporation existing under the laws of the State of Delaware,

                       (hereinafter referred to as "C&D US"),

                                 - and -

                       DYNAMO ACQUISITION CORP.,
                       a corporation existing under the laws of the State of Delaware,

                       (hereinafter referred to as "C&D Dynamo"),

                                 - and -

                       DATEL ELECTRONIC TECHNOLOGY (SHANGHAI) CO., LTD., a limited liability company existing under the laws of the People's Republic of China,

                       (hereinafter referred to as "Datel Shanghai").


                  WHEREAS Celestica International, Celestica Parent, C&D Canada and C&D US have entered into a share purchase agreement dated September 23, 2004 (the "Canadian Purchase Agreement") pursuant to which Celestica International has agreed to sell to C&D Canada, and C&D Canada has agreed to purchase from Celestica International, all of the issued and outstanding common shares of Dynamo Power Systems (Canada) ULC ("Dynamo Canada");

                  AND WHEREAS Celestica US, Celestica Parent and C&D US have entered into an LLC interest purchase agreement dated September 23, 2004 (the "US Purchase Agreement") pursuant to which Celestica US has agreed to sell to C&D US, and C&D US has agreed to purchase from Celestica US, all of the limited liability interests in Dynamo Power System (USA ) LLC ("Dynamo US");

                  AND WHEREAS, to the extent permitted by law, Celestica US and C&D US intend to treat the US Purchase Agreement for tax purposes as a purchase and sale of the assets contributed under the US Drop Down Agreement and have agreed to co-operate in the preparation of a Form 8594 to that end;

                  AND WHEREAS Celestica International, Celestica US, Celestica Thai, Celestica Parent, C&D Dynamo and C&D US have entered into an asset purchase agreement dated September 23, 2004 (the "Asian Purchase Agreement") pursuant to which each of Celestica International, Celestica US and Celestica Thai has agreed to sell to C&D Dynamo, and C&D Dynamo has agreed to purchase from each of Celestica International, Celestica US and Celestica Thai, certain of their respective assets as more particularly described in the Asian Purchase Agreement;

                  AND WHEREAS Celestica Shanghai, Celestica Parent, Datel Shanghai and C&D US have entered into an asset purchase agreement dated September 23, 2004 (the "Shanghai Purchase Agreement") pursuant to which Celestica Shanghai has agreed to sell to Datel Shanghai, and Datel Shanghai has agreed to purchase from Celestica Shanghai, certain of its assets as more particularly described in the Shanghai Purchase Agreement;

                  AND WHEREAS Celestica Suzhou, Celestica Parent, C&D Dynamo and C&D US have entered into an inventory purchase agreement dated September 23, 2004 (the "Suzhou Purchase Agreement") pursuant to which Celestica Suzhou has agreed to sell to C&D Dynamo, and C&D Dynamo has agreed to purchase from Celestica Suzhou, certain of its assets as more particularly described in the Suzhou Purchase Agreement;

                  AND WHEREAS the parties desire to set out the manner in which the Aggregate Purchase Price (as hereinafter defined) payable under the Canadian Purchase Agreement, the US Purchase Agreement, the Asian Purchase Agreement, the Shanghai Purchase Agreement and the Suzhou Purchase Agreement (each a "Purchase Agreement" and collectively, the "Purchase Agreements"), is adjusted and allocated;

                  NOW THEREFORE THIS AGREEMENT WITNESSES THAT in consideration of the respective covenants, agreements, representations, warranties and indemnities herein contained and for other good and valuable consideration (the receipt and sufficiency of which are acknowledged by each party), the parties covenant and agree as follows:

                                   ARTICLE 1
                                 INTERPRETATION


1.1      Definitions

                  For the purpose of this Agreement, unless the context otherwise requires, the following terms shall have the respective meanings set out below and grammatical variations of such terms shall have corresponding meanings:

         "Adjustment Amount" has the meaning ascribed thereto in Section 2.3(a).

         "Aggregate Net Asset Value" means the aggregate of the Closing Date Net Asset Values.

         "Aggregate Purchase Price" means the aggregate of the Canadian Purchase Price, the US Purchase Price, the Asian Purchase Price, the Shanghai Purchase Price and the Suzhou Purchase Price.

         "Arbitrator" has the meaning set out in Section 2.2(c).

         "Asset Transaction Purchase Prices" means, collectively, the Asian Purchase Price, the Shanghai Purchase Price and the US Purchase Price.

         "Asian Purchase Agreement" has the meaning set out in the third recital hereto.

         "Asian Purchase Price" has the meaning attributed to the term "Purchase Price" in the Asian Purchase Agreement.

         "Audited Closing Date Statements" has the meaning set out in Section
         2.1.

         "Business Day" means any day, other than a Saturday or a Sunday, on which banks are open for business in Toronto, Ontario.

         "C&D Auditors" means PricewaterhouseCoopers LLP, auditors of C&D US.

         "Canadian Drop-Down Agreement" has the meaning attributed to that term in the Canadian Purchase Agreement.

         "Canadian Purchase Agreement" has the meaning set out in the first recital hereto.

         "Canadian Purchase Price" has the meaning attributed to the term "Purchase Price" in the Canadian Purchase Agreement.

         "Celestica 2003 Financial Statements" has the meaning set out in
         Section 2.1.

         "Closing Date" has the meaning attributed to that term in the Canadian Share Purchase Agreement.

         "Closing Date Net Asset Values" has the meaning set out in Section 2.1.

         "Entity Level Allocation" has the meaning set out in Section 2.3(c).

         "Purchase Agreements" has the meaning set out in the sixth recital hereto.

         "Purchase Price" means any of the Canadian Purchase Price, the US Purchase Price, the Asian Purchase Price, the Shanghai Purchase Price or the Suzhou Purchase Price.

         "Shanghai Purchase Agreement" has the meaning set out in the fourth recital hereto.

         "Shanghai Purchase Price" has the meaning attributed to the term "Purchase Price" in the Shanghai Purchase Agreement.

         "Suzhou Purchase Agreement" has the meaning set forth in the fifth recital hereto.

         "Suzhou Purchase Price" has the meaning attributed to the term "Purchase Price" in the Suzhou Purchase Agreement.

         "Suzhou Transaction" means the transaction of purchase and sale of the Purchased Inventory (as such term is defined in the Suzhou Purchase Agreement) on the terms and conditions set out in the Suzhou Purchase Agreement.

         "Transactions" means, collectively, the transactions of purchase and sale of assets and assumption of liabilities contemplated by the Canadian Drop-Down Agreement, the US Purchase Agreement, the Asian Purchase Agreement, the Shanghai Purchase Agreement and the Suzhou Purchase Agreement.

         "US Drop-Down Agreement" has the meaning attributed to that term in the US Purchase Agreement.

         "US Purchase Agreement" has the meaning set out in the second recital hereto.

         "US Purchase Price" has the meaning attributed to the term "Purchase Price" in the US Purchase Agreement.

1.2      Currency
                  Unless otherwise indicated, all dollar amounts referred to in this Agreement are expressed in the lawful currency of the United States of America.

1.3      Sections and Headings

                  The division of this Agreement into sections and the insertion of headings are for convenience of reference only and shall not affect the interpretation of this Agreement. Unless otherwise indicated, any reference in this Agreement to a section, subsection or clause refers to the specified section, subsection or clause of this Agreement.

1.4      Number, Gender and Persons

                  In this Agreement, words importing the singular number only shall include the plural and vice versa, words importing gender shall include all genders and words importing persons shall include individuals, corporations, partnerships, associations, trusts, unincorporated organizations, governmental bodies and other legal or business entities.

1.5      Accounting Principles

                  Any reference in this Agreement to generally accepted accounting principles refers to generally accepted accounting principles as approved from time to time by the Canadian Institute of Chartered Accountants or any successor institute.

1.6      Entire Agreement

                  This Agreement constitutes, together with the Purchase Agreements, the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior agreements, understandings, negotiations and discussions, whether written or oral. There are no conditions, covenants, agreements, representations, warranties or other provisions, express or implied, collateral, statutory or otherwise, relating to the subject matter hereof except as herein provided.

1.7      Time of Essence

                  Time shall be of the essence of this Agreement.

1.8      Applicable Law

                  This Agreement shall be construed, interpreted and enforced in accordance with, and the respective rights and obligations of the parties shall be governed by, the laws of the State of New York without regard to conflicts of law principles, and each party hereby irrevocably and unconditionally submits to the non-exclusive jurisdiction of the Federal District Court for the Southern District of New York and, if such court does not accept jurisdiction, of the courts of the State of New York sitting in the Borough of Manhattan in The City of New York, and all courts competent to hear appeals therefrom.

1.9      Severability

                  If any provision of this Agreement is determined by a court of competent jurisdiction to be invalid, illegal or unenforceable in any respect, such determination shall not impair or affect the validity, legality or enforceability of the remaining provisions hereof, and each provision is hereby declared to be separate, severable and distinct.

1.10     Successors and Assigns

                  This Agreement shall enure to the benefit of and shall be binding on and enforceable by the parties and, where the context so permits, their respective successors and permitted assigns. No party may assign any of its rights or obligations hereunder, without the prior written consent of the other parties, provided that the Purchaser shall have the right to assign its rights hereunder to any of its Affiliates. No such assignment shall, however, relieve the Purchaser of any of its obligations hereunder. The Vendor may, with the prior written consent of the Purchaser (which consent shall not be unreasonably withheld), at any time prior to the Time of Closing, and assign its rights and obligations under this Agreement to any Affiliate of the Vendor, provided that notwithstanding any such assignment and assumption the Vendor shall remain liable for all its obligations hereunder). Each of the parties acknowledges that there are no third party beneficiaries of this Agreement.

1.11     Calculation of Time

                  Unless otherwise specified, time periods within or following which any payment is to be made or act is to be done shall be calculated by excluding the day on which the period commences and including the day on which the period ends. When the last day of any such time period is not a Business Day, such time period shall be extended to the next Business Day following the day on which it would otherwise end.

1.12     Amendment and Waivers

                  No amendment or waiver of any provision of this Agreement shall be binding on any party unless consented to in writing by such party. No waiver of any provision of this Agreement shall constitute a waiver of any other provision, nor shall any waiver constitute a continuing waiver unless otherwise expressly provided.

                                   ARTICLE 2
                          ADJUSTMENT OF PURCHASE PRICES

2.1      Preparation and Delivery of Audited Closing Date Statements

                  Within 90 days following the Closing Date, C&D US shall deliver to the Celestica Parent separate net asset value statements for each of the Transactions (collectively, the "Audited Closing Date Statements"), which statements shall have been audited by the C&D Auditors. Each of the Audited Closing Date Statements shall set out the asset value of the assets transferred (or, in the case of the Suzhou Transaction, the value of the Purchased Inventory described in the Suzhou Purchase Agreement) less liabilities assumed (if any) in each Transaction as at the Closing Date (collectively, the "Closing Date Net Asset Values"). The Audited Closing Date Statements shall be prepared in accordance with generally accepted accounting principles applied on a basis consistent with those used in the preparation of the audited consolidated financial statements of Celestica Parent for the financial year ended December 31, 2003 (the "Celestica 2003 Financial Statements"). The preparation of the Audited Closing Date Statements shall include physical inventory counts at those locations deemed appropriate by the C&D Auditors, applying generally accepted accounting standards on a basis consistent with those used in the audit of the Celestica 2003 Financial Statements, and may include (but not be limited to) inventory of Dynamo Canada or Dynamo US, as applicable, and/or inventory that comprised the assets acquired under any or all of the Asian Purchase Agreement or the Shanghai Purchase Agreement or to be acquired under the Suzhou Purchase Agreement, as applicable, located at the manufacturing sites of Celestica International, Celestica US, Celestica Thai, Celestica Shanghai or Celestica

Suzhou, as applicable, and end-user customer hubs. In order to prepare the Audited Closing Date Statement for the Suzhou Transaction, Celestica Parent will enable the C&D Auditors to have access to all working papers, schedules and other documentation used or prepared by Celestica Suzhou that would reasonably be required by the C&D Auditors to prepare such Audited Closing Date Statement.

2.2      Approval of Audited Closing Date Statements

    (a) Celestica Parent shall have a period of 30 days from the date on which it receives the Audited Closing Date Statements in which to review the same. For the purpose of such review, C&D US shall direct the C&D Auditors to permit Celestica Parent and its authorized representatives to examine all working papers, schedules and other documentation used or prepared by C&D US or the C&D Auditors in connection with the preparation of the Audited Closing Date Statements. If no objection to the Audited Closing Date Statements is made by Celestica Parent to C&D US within such 30-day period, the Audited Closing Date Statements shall be deemed to be have been approved on the last day of such 30-day period.

    (b) If Celestica Parent objects to any of the Audited Closing Date Statements within such 30-day period by giving written notice to such effect to C&D US, which notice shall set out in reasonable detail the nature of such objection, the parties shall attempt, in good faith, to resolve the matters in dispute within 15 days from the date Celestica Parent gives such notice to C&D US. If all matters in dispute are resolved by the parties within such 15-day period (or such longer period as may be mutually agreed by the parties), the Audited Closing Date Statements shall be modified by the parties to the extent required to give effect to such resolution and shall be deemed to have been approved by the parties as of the date of such resolution.

    (c) If the parties cannot resolve all matters in dispute within the period referred to in Section 2.2(b), all unresolved matters shall be submitted to a senior partner in the Toronto office of Deloitte & Touche LLP who shall be designated by Deloitte & Touche LLP (the "Arbitrator") for resolution as soon as practicable, and the parties shall give the Arbitrator access to all materials and information reasonably requested by the Arbitrator for such purpose. The rules and procedures to be followed in the arbitration proceedings shall be determined by the Arbitrator in his or her discretion. The Arbitrator's determination of all such matters shall be final and binding on all parties hereto and shall not be subject to appeal by any party. The fees and expenses of the Arbitrator in acting under this Agreement shall be borne equally by Celestica Parent and C&D US. The Audited Closing Date Statements shall be modified to the extent required to give effect to the Arbitrator's determination and shall be deemed to have been approved by the parties hereto, as so modified, as of the date of such determination.

2.3      Adjustment of Purchase Prices

    (a) If the Aggregate Net Asset Value as reflected on the Audited Closing Date Statements approved or deemed approved pursuant to Section 2.2, as the case may be, is equal to or greater than $18 million, there shall be no adjustment to the Aggregate Purchase Price. If the Aggregate Net Asset Value as reflected on the Audited Closing Date Statements approved pursuant to Section 2.2 is less than $18 million, the Aggregate Purchase Price shall be decreased by an amount equal to the amount by which $18 millon exceeds the Aggregate Net Asset Value

(the "Adjustment Amount"). In the event that such a reduction in the Aggregate Purchase Price occurs, C&D US and Celestica Parent shall agree to use their respective commercially reasonable efforts to agree on the manner in which the Adjustment Amount is to be allocated among the Asset Transaction Purchase Prices, within 15 Business Days after the Audited Closing Date Statements are deemed to have been approved in accordance with Section 2.2.

    (b) In the event that no net adjustment is required to be made to the Aggregate Purchase Price pursuant to Section 2.3(a), but pursuant to the Audited Closing Date Statements adjustments would be required to be made to two or more of Asset Transaction Purchase Prices, C&D US and Celestica Parent shall agree to use their respective commercially reasonable efforts to agree on such adjustments within the 15-Business Day period referred to in Section 2.3(a).

    (c) If pursuant to the Audited Closing Date Statements adjustments are required to be made to the allocation to particular asset classes in respect of the Purchase Price of any Transaction (any such allocation an "Entity Level Allocation"), C&D US and Celestica Parent shall agree to use their respective commercially reasonable efforts to agree on such Entity Level Allocation within the 15-Business Day period referred to in Section 2.3(a), which Entity Level Allocation will be made after giving effect to any adjustments made pursuant to
Section 2.3(a) and 2.3(b).

    (d) In the event that the parties are unable to reach an agreement with respect to any of the matters referred to in Section 2.3(a), (b) or (c) within the 15-Business Day period referred, to in Section 2.3(a), any such unresolved matters shall be submitted to the Arbitrator for resolution as soon as practicable on the terms and conditions of arbitration set out in Section 2.2(c), in which event the allocation of the Adjustment Amount as between the Purchase Prices, the adjustment of two or more Asset Transaction Purchase Prices or any Entity Level Allocation shall be determined in accordance with the Arbitrator's determination.

    (e) Once an agreement is reached or a determination is made as to the allocation of the Adjustment Amount between Asset Transaction Purchase Prices or, in the event that there is no Adjustment Amount, as to any adjustments to or among any of the Asset Transaction Purchase Prices, the relevant parties shall make payments required to be made by them under the relevant Purchase Agreements within two Business Days of the date of any such agreement or determination.

                                   ARTICLE 3
                                    GENERAL

3.1      Notices

                  Any notice or other communication required or permitted to be given hereunder shall be in writing and shall be deemed to have been duly given upon receipt if (i) delivered in person, (ii) transmitted by facsimile or similar means of recorded electronic communication with receipt confirmed, or
(iii) sent by registered mail or courier, charges prepaid, addressed as follows:

    (a) if to Celestica Canada, Celestica US, Celestica Thai, Celestica Shanghai, Celestica Suzhou or Celestica Parent:

              c/o Celestica Inc.
              1150 Eglinton Avenue East
              Toronto, ON  M3C 1H7
              Attention: Senior Vice-President and Chief Legal Officer Facsimile No.: 416-448-2817

         with a copy to:

              Senior Vice-President, Corporate Development
              Facsimile No.:  416-448-5444

    (b)  if to C&D Canada, C&D US, C&D Dynamo or Datel Shanghai:

              c/o C&D Technologies, Inc.
              1400 Union Meeting Road
              Blue Bell, PA  19422
              Attention:  Vice-President, General Counsel
              Facsimile No.:  215-619-7816

         with a copy to:

              Attention:  Vice-President, Corporate Development
              Facsimile No.:  215-619-7875

Any party may at any time change its address for service from time to time by giving notice to the other parties in accordance with this Section 3.1.

3.2               Counterparts

                  This Agreement may be executed by facsimile transmission and in any number of counterparts, each of which shall constitute an original and all of which taken together shall constitute one and the same instrument.

                  IN WITNESS WHEREOF this Agreement has been executed by the parties.


                                       CELESTICA INTERNATIONAL INC.


                                       by: /s/ Rahul Suri
                                          --------------------------------------
                                          Name:  Rahul Suri
                                          Title: Authorized Signatory


                                       CELESTICA CORPORATION


                                       by  /s/ Rahul Suri
                                          --------------------------------------
                                          Name:  Rahul Suri
                                          Title: Authorized Signatory


                                       CELESTICA (THAILAND) LIMITED


                                       by  /s/ Rahul Suri
                                          --------------------------------------
                                          Name:  Rahul Suri
                                          Title: Authorized Signatory


                                       CELESTICA ELECTRONICS
                                       (SHANGHAI) CO. LTD.


                                       by  /s/ Rahul Suri
                                          --------------------------------------
                                          Name:  Rahul Suri
                                          Title: Authorized Signatory

                                       CELESTICA SUZHOU
                                       TECHNOLOGY LTD.


                                       by  /s/ Rahul Suri
                                          --------------------------------------
                                          Name:  Rahul Suri
                                          Title: Authorized Signatory


                                       CELESTICA INC.


                                       by  /s/ Rahul Suri
                                          --------------------------------------
                                          Name:  Rahul Suri
                                          Title: Senior Vice-President,
                                                 Corporate Development


                                       C&D POWER SYSTEMS (CANADA)
                                       ULC


                                       by  /s/ Stephen E. Markert, Jr.
                                          --------------------------------------
                                          Name:  Stephen E. Markert, Jr.
                                          Title: Director


                                       C&D TECHNOLOGIES, INC.


                                       by  /s/ Stephen E. Markert, Jr.
                                          --------------------------------------
                                          Name:  Stephen E. Markert, Jr.
                                          Title: Vice President and CFO

                                       DYNAMO ACQUISITION CORP.


                                       by  /s/ Stephen E. Markert, Jr.
                                          --------------------------------------
                                          Name:  Stephen E. Markert, Jr.
                                          Title: Director


                                       DATEL ELECTRONIC TECHNOLOGY
                                       (SHANGHAI) CO.,
                                       LTD.


                                       by  /s/ Stephen E. Markert, Jr.
                                          --------------------------------------
                                          Name:  Stephen E. Markert, Jr.
                                          Title: Director